SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2004

COASTAL BANCORP, INC.
(Exact name of registrant as specified in charter)

TEXAS	0-24526	76-0428727

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5718 Westheimer, Suite 600, Houston, Texas                       77057
(Address of principal executive offices)                                    (Zip Code)

Registrant’s telephone number including area code:                   (713) 435-5000

(Former name or former address, if changed since last report):                   Not applicable

Item 5.   Other Events And Required Fd Disclosure.

HOUSTON (April 22, 2004) – Coastal Bancorp, Inc. (NASDAQ:CBSA) announced today that stockholders of the Company approved the Agreement and Plan of Merger dated December 1, 2003 between Coastal and Hibernia Corporation (“Hibernia”) at Coastal’s Annual Meeting of Stockholders held today in Houston, Texas. Under the terms of the agreement, Hibernia will acquire all of the outstanding Coastal common stock for $41.50 per share in cash. Management of Coastal believes that all required regulatory approvals for the merger have been received. The legal closing of this transaction is scheduled to take place on May 12, 2004, subject to customary closing conditions.

Coastal also announced that its Board of Directors today declared at its regularly scheduled board meeting a first quarter common stock dividend. The $0.15 per share cash dividend will be paid on May 12, 2004 to shareholders of record as of April 30, 2004.

Additionally, Coastal’s Board of Directors today declared a second quarter dividend covering the period of April 1, through May 12, 2004. The $0.07 per share cash dividend will also be paid on May 12, 2004 to shareholders of record as of April 30, 2004.

Item 7.   Exhibits.

   (c)    Exhibits

              No.     Description
        99       Press Release, dated April 22, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2004               COASTAL BANCORP, INC.

/s/ Catherine N. Wylie
By: Catherine N. Wylie
Senior Executive Vice President/
Chief Financial Officer